UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JANUARY 13, 2005

ROBOTIC VISION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-8623	11-2400145
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

486 AMHERST STREET

NASHUA, NEW HAMPSHIRE 03063

(Address of principal executive offices)

Registrant’s telephone number: (603) 598-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Robotic Vision Systems, Inc. (the “Company”) has filed in paper format with a separate Current Report on Form 8-K dated this date a copy of its Monthly Operating Reports for the monthly period ended November 30, 2004 that it filed on December 30, 2004 with the United States Trustee in connection with its pending case (No. 04-14151-JMD) under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Hampshire. On December 30, 2004, the Company filed with the Staff of the Division of Corporation Finance of the U.S. Securities and Exchange Commission a no-action letter request regarding providing modified reporting under the Securities Exchange Act of 1934, under the procedures described in Securities Exchange Act Release No. 9660 (June 30, 1972) and Staff Legal Bulletin No. 2 (April 15, 1997). The Company’s no-action letter request remains pending.

The Company has not filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2004 as and when due, and does not anticipate filing Quarterly Reports on Form 10-Q for succeeding quarterly periods, until it has a plan of reorganization, if any, confirmed by the Bankruptcy Court. Investors are cautioned that its Monthly Operating Reports for the monthly period ended November 30, 2004 and succeeding monthly reports do not contain the information required to be included in Forms 10-K and 10-Q, and reliance on those monthly reports should be limited accordingly.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2004

ROBOTIC VISION SYSTEMS, INC.

By:	/s/ Frederick H. Van Alstyne
Name:	Frederick H. Van Alstyne
Title:	Chief Financial Officer

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